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                                                                   Exhibit 10.15

                                  OEM AGREEMENT
                                     BETWEEN
                              AUGUST TECHNOLOGY AND
                         SANTOK SOFTWARE SOLUTIONS INC.


This OEM Agreement is entered by Santok Software Solutions Inc., and August Technology Corporation as of the effective date set forth below. Santok Software Solutions Inc. (herein after referred to as "Supplier"), a MA corporation, registered at 70 Walnut Street, Wellesley, MA 02481, shall provide software product to August Technology Corporation (hereinafter referred to as the "OEM Partner"), a Minnesota corporation, with a principal place of business at 5237 Edina Industrial Blvd., Edina, MN 55439, U.S.A.

Accordingly, in consideration of the premises and the promise set forth in this Agreement, August Technology Corporation and Santok Software Solutions agree as follows:

1.       DEFINITIONS

"Copy" means (i) a single copy of the Software on a single central processing unit or (ii) a single copy of the software on a single local area network server with one active client user.

"Software Product" means software which is developed, maintained and marketed by Santok.

2.       GENERAL

Supplier is aiming at specializing in its technology and maintaining a leading edge through continuous product development to meet customers requirements and satisfy evolving market needs.

The cooperation with partners will be based upon NON-EXCLUSIVE OEM relations. These relations will be established on grounds of the following principles:

         - Supplier will not maintain any formal business relations with end-customers. All customer-vendor monetary relations will be done through the OEM Partner.
         -    Supplier will be eligible to maintain direct marketing relations with the end-customers, in coordination with its OEM partner.
         -    Supplier will be free to sell the Product to companies other than the OEM Partner.

3.       EFFECTIVE DATE; TERM

The effective date of this Agreement is January 26, 2000. The initial term of this Agreement shall be for five (5) years, unless terminated earlier in accordance with the provisions of the Section 9 below. This Agreement shall automatically renew for successive one-year terms; PROVIDED, HOWEVER, that during the ninety (90) day period prior to any such renewal date, either party may terminate this Agreement upon at least thirty (30) days prior written notice.


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4.       PRODUCT DEFINITION

Supplier's products to be included within the framework of this OEM agreement are the following (referred to hereafter as the "Product"):


         PRODUCT:  WAFERBROWSER

6.       NON RECURRENT ENGINEERING (NRE)

There will be a one time NRE charge for dedicated engineering effort for integrating the Product with the Partner's system.

The Partner will pay Supplier a one time engineering cost of $30,000. The agreed upon sum will be broken into 4 payments which will be paid at the following milestones:

         (1)      Approval of the specifications and project initiation                 25%
         (2)      Delivery of the tailored product to the Partner                       15%
         (3)      End of the integration ((alpha))                                      35%
         (4)      End of the (beta)-site                                                25%
                  (End if Beta site is defined as the time at which the first installation is accepted by an August Technology customer)
         (5)      Includes single copy license for first Beta customer.

At such time as the specifications of the Smart Sampler have been agreed upon by the parties, such specifications will be attached as Schedule A to this agreement, which will be incorporated herein and made a part hereof.

7.       PRICING

         PRODUCT:  SMART SAMPLER

         (a)      Product Price                     at $12,000 per software copy
                  (Price for a single copy on a single central processing unit, or (ii) a single copy of the software on a single local area network server with one active client users. Each additional concurrent active client user is charged as an additional copy at the prices as follows:)

                                     NO. OF UNITS         UNIT PRICE ($ US)
                                           1                   12,000
                                         2-10                  10,000
                                          >10                   8,000

         (b) Prices will be effective for thirty-six (36) months (from product introduction) and will be then reviewed every 12 months thereafter. If necessary, prices will be


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                  updated by Supplier on any such anniversary date to reflect the market situation at that time. Supplier will not increase prices by more than 10% in any one year except upon the occurrence of exceptional circumstances, and, if such occurs, the parties will negotiate in good faith the amount of any such price increase, provided, however, that if they are unable to agree, either party may terminate this Agreement.

         (c) Payment schedule for Beta customers 2-n will be 50% on start of Beta and 50% on installation of production release.

8.       SUPPORT CONTRACT

Supplier will provide the OEM Partner with a comprehensive support program, comprising the following:

         SOFTWARE SUPPORT PACKAGE

The Software Support Package (SSP), is intended to provide the OEM Partner with all the assistance necessary to advertise, demonstrate, sell, and provide after-sale support to its customers.

Under such SSP, Supplier's provisions will include:

         -  Bug fixes
         -  Application consulting over phone or email
         -  4 software releases per year
         -  Minor software changes (software updates)

         SSP                        at $ 6,000 per year

(but subject to the same provisions as are set forth in (b) of Section 6 above)

         Subject to the following terms:

                  -   Independent of product sales
                  - To be paid in advance before the applicable year or alternatively, broken into 2 equal payments to be paid every six months.
                  - First payment upon acceptance of first customer installation.
                  -   To include bug fixing and standard software updates.
                  - All August specific feature upgrades to be done on time & materials basis.

ON-SITE SUPPORT PACKAGES

The On-site Support Package is intended to provide local on-site support at OEM Partner's site or its customers site with a Supplier's software programmer.


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                  -   On-site Support Package are offered at $150/hour
                  -   Minimum 3 days charged
                  -   All travel, lodging and boarding cost inclusive

9.       LICENSE

Subject to the payment of the fees set forth in Sections 5 and 6 of this Agreement, Supplier grants to OEM Partner a non-exclusive, worldwide right to its end customers. Supplier shall retain all right, title and interest in and to the Product, including all rights under any applicable patents, copyrights, trademarks and trade secrets.

10.      TERMINATION OF THE AGREEMENT

Either party may terminate this Agreement in the event of material breach by the other party, where such breach remains uncorrected sixty (60) days after written notice of the breach to the breaching party.

Termination by either party will not relieve OEM Partner of the obligation to pay any amounts due Supplier with respect to pre-termination commitments from OEM Partner's customers even though such amounts may be paid to Supplier after termination.

11.      LIMITATIONS OF WARRANTY

THE WARRANTY GIVEN IN SCHEDULE B TO THIS AGREEMENT IS THE SOLE AND EXCLUSIVE WARRANTY GIVEN BY SUPPLIER WITH RESPECT TO THE PRODUCT, AND SUPPLIER MAKES NO OTHER REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, OTHER THAN AS EXPRESSLY SET FORTH IN SCHEDULE B. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, (A) SUPPLIER GIVES NO IMPLIED WARRANTY OF MERCHANTABILITY OR IMPLIED WARRANTY OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE SOFTWARE TO BE PROVIDED WILL WITHOUT DEFECT OR ERROR OR THAT THE USE OF THE SOFTWARE PRODUCT WILL BE UNINTERRUPTED, AND (B) NO IMPLIED WARRANT ARISING BY USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE SHALL ARISE BY OR IN CONNECTION WITH ANY ENGINEERING, MANUFACTURING OR USE OF THE PRODUCT.

12.      LIMITATIONS ON LIABILITY

THE SOLE REMEDY OF OEM PARTNER OR ANY END CUSTOMER FOR A BREACH OF ANY REPRESENTATION OR WARRANTY OF SUPPLIER OR A DEFECT IN ANY PRODUCT SHALL BE EITHER (A) TO CAUSE SUPPLIER TO USE ITS COMMERCIALLY REASONABLE EFFORTS TO REMEDY SUCH BREACH AS QUICKLY AS REASONABLY PRACTICABLE, OR (B) A REFUND OF THE PRICE PAID FOR THE PRODUCT. IN NO EVENT SHALL SUPPLIER BE LIABLE TO OEM PARTNER OR ANY END CUSTOMER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OR PROFITS) ARISING OUT OF


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ANY PERFORMANCE OF THIS AGREEMENT OR THE SALE, MANUFACTURE OR USE OF
THE PRODUCT. THE FOREGOING EXCLUSION OF DAMAGES SHALL APPLY REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED ON TORT, WARRANTY, CONTRACT OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND WITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.

13.      LABELING

OEM Partner will not remove from the Product any copyright notices contained therein.

14.      ESCROW

Supplier agrees that it will enter into an escrow agreement as soon as practicable with a reputable, third party escrow agent, and shall, pursuant to such escrow agreement, deliver to the escrow agent a complete copy of the source code version of the Product to be held in escrow under such terms and conditions as are standard in the industry.

15.      OEM PARTNER AGREEMENTS WITH END CUSTOMERS

The OEM Partner agrees to cause all end customers of the Product to enter into an agreement that provides Supplier with the same limitations on warranty and liability as are contained in Sections 11 and 12 of this Agreement. Supplier agrees that such end customers have no use limitations on the Product including the software even if Supplier and OEM Partner should terminate this Agreement.

16.      MISCELLANEOUS

         (a) ENTIRE AGREEMENT. This Agreement, together with the Schedules hereto, constitutes the entire understanding between the parties with respect to the subject matter hereof.

         (b) AMENDMENT; WAIVER. This Agreement may be amended and any of its terms or conditions may be waived only by a written agreement executed by the parties or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either party of any condition shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term.

         (c) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         (d) FORCE MAJEURE. Any delays in or failures of performance by either party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to: Acts of God; acts, regulations or laws of any government; strikes or their concerted acts of


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worker; fires; floods; explosions; riots; wars; rebellion; and sabotage. Any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence.

         (e) GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the internal, substantive laws of the Commonwealth of Massachusetts, without reference to rules or principles of conflicts or choice of law.

         (f) SEVERABILITY. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this Agreement shall not be affected thereby. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal or unenforceable, there be substituted or added as part of this Agreement a provision which shall be as similar as possible in economic and business objectives as intended by the parties to such invalid, illegal or enforceable provision, but shall be valid, legal and enforceable.

         (g) COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which will form one Agreement.


IN WITNESS WHEREOF, the parties have signed this Agreement as of the Effective Date.


Santok Software Solutions, Inc.                   August Technology Corporation


By:____________________________                   By:__________________________

Print Name:____________________                   Print Name:__________________

Title:_________________________                   Title:_______________________




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